Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Revenues:
Electric	$1,521	$1,585	$2,885	$3,175
Natural gas	172	175	624	647
Total operating revenues	1,693	1,760	3,509	3,822
Operating Expenses:
Fuel and purchased power	327	480	655	1,088
Natural gas purchased for resale	33	42	184	250
Other operations and maintenance	465	450	935	898
Depreciation and amortization	376	335	737	655
Taxes other than income taxes	131	124	266	251
Total operating expenses	1,332	1,431	2,777	3,142
Operating Income	361	329	732	680
Other Income, Net	103	82	192	160
Interest Charges	165	134	319	261
Income Before Income Taxes	299	277	605	579
Income Taxes	39	38	83	75
Net Income	260	239	522	504
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$258	$237	$519	$501

Earnings per Common Share – Basic	$0.97	$0.90	$1.95	$1.91

Earnings per Common Share – Diluted	$0.97	$0.90	$1.95	$1.90

Weighted-average Common Shares Outstanding – Basic	266.7	262.6	266.5	262.4
Weighted-average Common Shares Outstanding – Diluted	266.8	263.2	266.8	263.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$19	$25
Accounts receivable - trade (less allowance for doubtful accounts)	514	494
Unbilled revenue	407	319
Miscellaneous accounts receivable	62	106
Inventories	740	733
Current regulatory assets	345	365
Other current assets	130	139
Total current assets	2,217	2,181
Property, Plant, and Equipment, Net	34,873	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,266	1,150
Goodwill	411	411
Regulatory assets	1,952	1,810
Pension and other postretirement benefits	566	581
Other assets	1,049	921
Total investments and other assets	5,244	4,873
TOTAL ASSETS	$42,334	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$799	$849
Short-term debt	691	536
Accounts and wages payable	774	1,136
Interest accrued	177	147
Customer deposits	197	176
Other current liabilities	655	501
Total current liabilities	3,293	3,345
Long-term Debt, Net	16,280	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,325	4,176
Regulatory liabilities	5,531	5,512
Asset retirement obligations	791	772
Other deferred credits and liabilities	446	426
Total deferred credits and other liabilities	11,093	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,246	7,216
Retained earnings	4,299	4,136
Accumulated other comprehensive loss	(9)	(6)
Total shareholders’ equity	11,539	11,349
Noncontrolling Interests	129	129
Total equity	11,668	11,478
TOTAL LIABILITIES AND EQUITY	$42,334	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$522	$504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	760	703
Amortization of nuclear fuel	38	36
Amortization of debt issuance costs and premium/discounts	9	8
Deferred income taxes and investment tax credits, net	76	66
Allowance for equity funds used during construction	(25)	(23)
Stock-based compensation costs	14	14
Other	13	(19)
Changes in assets and liabilities	(358)	(178)
Net cash provided by operating activities	1,049	1,111
Cash Flows From Investing Activities:
Capital expenditures	(1,892)	(1,822)
Nuclear fuel expenditures	(37)	(50)
Purchases of securities – nuclear decommissioning trust fund	(323)	(81)
Sales and maturities of securities – nuclear decommissioning trust fund	309	65
Other	11	(1)
Net cash used in investing activities	(1,932)	(1,889)
Cash Flows From Financing Activities:
Dividends on common stock	(356)	(330)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	156	260
Maturities of long-term debt	(350)	(100)
Issuances of long-term debt	1,470	997
Issuances of common stock	21	16
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(18)	(9)
Other	—	(3)
Net cash provided by financing activities	912	808
Net change in cash, cash equivalents, and restricted cash	29	30
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$301	$246
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(a)Includes $19 million of cash and cash equivalents and $282 million of restricted cash as of June 30, 2024.